Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Chiquita Brands International, Inc. (the "company") does hereby certify, to such officer's knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2012 of the company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: March 18, 2013	/s/ Edward F. Lonergan
Name: Edward F. Lonergan
Title: Chief Executive Officer

Dated: March 18, 2013	/s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Chief Financial Officer